EXHIBIT (i)(2)

CONSENT OF COUNSEL

     I consent to the incorporation by reference in this Post-Effective Amendment No. 88 to the Registration Statement of Eaton Vance Special Investment Trust (1933 Act File No. 2-27962) of my opinion dated December 14, 2007, which was filed as Exhibit (i) to Post-Effective Amendment No. 86.

/s/ Deidre E. Walsh Deidre E. Walsh, Esq.

February 29, 2008 Boston, Massachusetts